UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2016

SG BLOCKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

912 Bluff Road

Brentwood, TN 37027

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Adoption of Stock Option Plan

On October 26, 2016, the Board of Directors (the “Board”) of SG Blocks, Inc. (the “Company”) adopted the SG Blocks Stock Option Plan (the “Plan”). The Board adopted the Plan to allow sufficient flexibility to be able to grant future equity incentive awards, and to reflect the Company’s growth and status following its emergence from bankruptcy.

A maximum 1.5 million shares of Company’s common stock, par value $0.01 per share (the “Common Stock”) may be issued or delivered pursuant to awards under the Plan, and such number of shares have been reserved for issuance. The authorized shares under the Plan may be subject to adjustment in the event of any equity restructuring or other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction.

The Plan contemplates both nonqualified stock options and options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). However, the Plan must be approved by the stockholders of the Company within 12 months after the effective date in order to authorize the issuance of incentive stock options.

The Plan is currently administered and interpreted by the full Board. The Board has full and final authority in its discretion to take all actions it determines are necessary in the administration of the Plan, including, without limitation, discretion to: select award recipients; determine the sizes and types of awards; determine the terms and conditions of awards in a manner consistent with the Plan; grant waivers of terms, conditions, restrictions and limitations applicable to any award, or accelerate the vesting or exercisability of any award, in a manner consistent with the Plan; construe and interpret the Plan and any award agreement or other agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and take such other action, not inconsistent with the terms of the Plan, as the Board deems appropriate. To the extent permitted by applicable law, the Board may, in its discretion, delegate any of its authority under the Plan to one or more committees of the Board.

Each of the Company’s employees, directors, and consultants is eligible to participate in the Plan. Subject to the provisions of the Plan, the Board may, from time to time, select from all eligible employees, directors and consultants those to whom awards are to be granted and may determine, in its sole discretion, the nature of any and all terms permissible by applicable law and the amount of each award.

The exercise price per share of a stock option granted under the Plan must be no less than 100% of the “fair market value” of a share of Common Stock on the date of grant.

Any incentive stock option granted under the Plan to a person owning more than 10% of the total combined voting power of all classes of the Company’s stock must be at a price of no less than 110% of the fair market value per share on the date of grant, and the term of such an incentive stock option must not exceed five years from the date of grant.

If a Plan participant’s employment or service is terminated for cause, then the participant must forfeit all awards granted under the Plan to the extent then held by the participant. Such participant must also return all shares that the participant has not disposed of that had been acquired pursuant to all awards granted under the Plan, in exchange for payment by the Company of any amount actually paid for such shares by the participant.

In the event of a change in control of the Company, the Board may take such actions as it deems necessary or desirable with respect to any awards outstanding on the date of the change in control, including, among other things, acceleration of vesting, settlement, and/or exercisability of an awards, payment of cash in exchange for cancellation of an award, cancellation of stock options, or issuance of substitute awards.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Stock Option Awards

On November 1, 2016, the Board entered into an SG Blocks, Inc. Nonqualified Stock Option Agreement (a “Nonqualified Stock Option Agreement”) with each of the executive officers listed in the table below. Under the Nonqualified Stock Option Agreements, each individual was granted an option (a “Nonqualified Stock Option”) to purchase the number of shares of Common Stock set forth below.

Name and Position	Shares
Paul Galvin Chief Executive Officer, Chairman of the Board and a Director	294,819

Stevan Armstrong President and Chief Operating Officer	131,031

Mahesh Shetty Chief Financial Officer and a Director	65,515

The Nonqualified Stock Options have an exercise price per share of the greater of (i) $0.01 and (ii) fair market value, to be determined within 90 days of the date of the grant, and were immediately vested and exercisable upon the date of grant.

On November 1, 2016, the Board also entered into an SG Blocks, Inc. Incentive Stock Option Agreement (an “ISO Agreement”) with each of the directors of the Company who also serves as an executive officer. Under the ISO Agreements, each of Mr. Galvin and Mr. Shetty were granted an option (an “ISO” and, together with the Nonqualified Stock Options, the “Options”) to purchase 40,000 shares of Common Stock. The ISOs are intended to qualify as incentive stock options under Section 422 of the Code. However, to the extent the ISOs become “disqualified” or any event takes place which would prohibit the treatment of the ISO under Section 422 of the Code, the ISO will automatically be treated pursuant to Section 83 of the Code. The ISOs each have an exercise price per share of the greater of (i) $1.00 and (ii) fair market value, to be determined within 90 days of the date of the grant. The ISOs will vest and become exercisable in equal quarterly installments of 10,000 shares on the last day of each fiscal quarter following the date of grant until such options are 100% vested.

All of the Options were granted pursuant to the Plan. The Options will terminate on the earliest of the following dates: (i) twelve months after the termination of the grantee’s employment or service as a result of death or disability; (ii) immediately upon termination of the grantee’s employment or service by the Company for cause; (iii) 90 days after the termination of the grantee’s employment or service for any other reason; and (iv) midnight on the day immediately preceding the tenth anniversary of the date of grant.

The foregoing description of the Nonqualified Stock Option Agreements and the ISO Agreements are qualified in their entireties by reference to the full text of such agreements, forms which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

4.1	SG Blocks, Inc. Stock Option Plan.

10.1	Form of SG Blocks, Inc. Incentive Stock Option Agreement.

10.2	Form of SG Blocks, Inc. Nonqualified Stock Option Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SG Blocks, Inc.

Dated: November 1, 2016	By:	/s/ PAUL GALVIN
Paul Galvin
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	SG Blocks, Inc. Stock Option Plan.

10.1	Form of SG Blocks, Inc. Incentive Stock Option Agreement.

10.2	Form of SG Blocks, Inc. Nonqualified Stock Option Agreement.

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